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                                                                      EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIOS

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
Earnings To Fixed Charges                                                                                     Nine Months Ended
                                                                                                                September 30,
                                          1996            1995         1994        1993          1992         1997         1996
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
Earnings:
Income before income taxes            $   387,510    $   304,044    $ 261,340    $ 224,527    $ 164,892    $ 350,130    $ 281,018
Plus:
   Fixed Charges                          948,497        800,986      507,940      404,360      388,901      880,710      690,359
Less:
   Capitalized interest                      (785)        (2,056)        (599)         (82)        (201)      (1,216)        (534)
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
Earnings, including interest on
   deposits                             1,335,222      1,102,974      768,681      628,805      553,592    1,229,624      970,843

Less:

   Interest on deposits                  (644,613)      (564,064)    (377,643)    (335,708)    (337,878)    (547,001)    (473,255)
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
Earnings, excluding interest on
   deposits                           $   690,609    $   538,910    $ 391,038    $ 293,097    $ 215,714    $ 682,623    $ 497,588
                                      ===========    ===========    =========    =========    =========    =========    =========


Fixed Charges:

   Interest Expense                   $   938,194    $   791,423    $ 501,067    $ 397,743    $ 382,930    $ 870,702    $ 682,335
   Capitalized interest                       785          2,056          599           82          201        1,216          534
   Amortization of debt expense               132            190          215          195           63          545          545
   Interest portion of rent expense         9,386          7,317        6,059        6,340        5,707        8,247        6,945
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
    Total Fixed Charges               $   948,497    $   800,986    $ 507,940    $ 404,360    $ 388,901    $ 880,710    $ 690,359

Less:
   Interest on deposits                  (644,613)      (564,064)    (377,643)    (335,708)    (337,878)    (547,001)    (473,255)
                                      -----------    -----------    ---------    ---------    ---------    ---------    ---------
    Total Fixed Charges excluding
       interest on deposits           $   303,884    $   236,922    $ 130,297    $  68,652    $  51,023    $ 333,709    $ 217,104
                                      ===========    ===========    =========    =========    =========    =========    =========


Earnings to Fixed Charges:

   Including interest on deposits            1.41x          1.38x        1.51x        1.56x        1.42x        1.40x        1.41x
                                      ===========    ===========    =========    =========    =========    =========    =========

   Excluding interest on deposits            2.27           2.27         3.00         4.27         4.23         2.05         2.29
                                      ===========    ===========    =========    =========    =========    =========    =========
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